                                                                                                       News Release

FOR IMMEDIATE RELEASE:

CONTACT:        John L. Workman
                Executive Vice President and
                Chief Financial Officer
                U.S. Can Corporation
                (630) 678-8000

             U.S. CAN REPORTS EXPECTED LOWER FOURTH QUARTER RESULTS AND AMENDMENT TO CREDIT AGREEMENT

Lombard,  IL,  December 20, 2001 - U.S.  Can expects  fourth  quarter  results to be  significantly  lower than the fourth quarter 2000.  The primary  drivers of the lower results are a combination  of pricing  concessions  granted earlier in the year, a delay in the U.K.  restructuring  program  (originally  expected to begin in  mid-2001)  and manufacturing  inefficiencies  resulting from inventory  reduction  programs by our customers.  Customer efforts to reduce  inventory  levels  have  resulted  in a  temporary  imbalance  between  production  and  shipments  as  our distribution  channels adjust through the elimination of excess  inventory.  The Company is beginning to experience a rebound in sales volume levels in domestic  aerosol,  but the effects of pricing  concessions  granted earlier in the year continue to negatively impact operating margins.

On December  18, 2001 the Company  amended its Credit  Agreement.  The  amendment  includes  the  addition of a new
$20.0  million  term loan which  under  certain  circumstances  may be required to be  purchased  by the  Company's majority  stockholder.  The proceeds from this facility will be used to provide ongoing  liquidity to the business, and to fund  restructuring  efforts.  The amendment  provides for, among other  things(1) an increase to pricing on the spread in our existing  bank credit  facilities by 50 basis points,  (2) revised  covenants to reflect  current and expected operating results, and (3) a change in the maturity date to January 2006.

The Company has identified  several  restructuring  opportunities  that will result in a fourth quarter charge. The projects  identified are expected to positively impact results,  realign  operations and reduce facility  overhead.
As part of the  restructuring  program,  the Company has  announced its  intentions  to close its Southall  England facility and move those  operations  to its Merthyr  Tydfil  Wales  location  and other  locations  in  Continental
Europe.  The Company has entered into an agreement to sell the  Southall  facility,  with the  intention to use the proceeds to fund the UK  restructuring  program.  The  Company  anticipates  that this  project  will take  several months to implement, but will, when completed, restore the UK to historical levels of profitability.

 U.S. Can  Corporation is a leading  manufacturer  of steel  containers for personal care,  household,  automotive, paint and industrial  products in the United States and Europe, as well as plastic  containers in the United States and food cans in Europe.

Certain  statements  in this  filing  constitute  "forward-looking  statements"  within the  meaning of the Federal securities  laws. Such statements  involve known or unknown risks and  uncertainties  which may cause the Company's actual  results,  performance  or  achievements  to be materially  different  than future  results,  performance or achievements  expressed  or implied in this  report.  By way of example  and not  limitation  and in no  particular order,  known risks and  uncertainties  include our substantial debt and ability to generate  sufficient cash flows to  service  our debt;  the  timing  and cost of plant  closures;  the  level of cost  reduction  achieved  through restructuring;  the success of new  technology;  the timing of, and  synergies  achieved  through,  integration  of acquisitions;  changes in market  conditions or product  demand;  loss of important  customers or volume;  downward product price  movements;  changes in raw material  costs;  and currency  fluctuation.  In light of these and other risks and  uncertainties,  the inclusion of a forward-looking  statement in this report should not be regarded as a representation  by the Company that any future  results,  performance  or  achievement  will be attained.  For more information regarding these and other factors, see the Company's annual report on Form 10-K

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                                              http://www.uscanco.com